UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 14, 2023

Date of Report (Date of earliest event reported)

Williams Rowland Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40659	86-2603800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Post Road East Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	WRACU	The New York Stock Exchange
Common Stock, par value $0.0001 per share	WRAC	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRACW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2023, (the “Company”) filed a Form 8-K announcing that the New York Stock Exchange (“NYSE”) had halted trading in its securities due to the Company’s failure to meet a continued listing standard. As disclosed in that Form 8-K, the Company was working to transfer its listing to the NYSE American LLC (“NYSE American”).

On February 14, 2023, the Company was approved for listing on the NYSE American. It expects to begin trading on the NYSE American on February 17, 2023. In connection with listing on the NYSE American, the Company will voluntarily delist from the NYSE. Following the transfer of its listing, the Company intends to continue to file the same periodic reports and other information it currently files with the Securities and Exchange Commission (the “SEC”).

On February 15, 2023, the Company filed with the SEC a Form 8-A with respect to the registration of the Company’s securities on the NYSE American.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 14, 2023.

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2023

WILLIAMS ROWLAND ACQUISITION CORP.

By:	/s/ David B. Williams
Name:	David B. Williams
Title:	Co-Chief Executive Officer

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